Amarantus BioScience Modifies Business Structure to

Support Product Development Strategy

Corporation will change name to Amarantus Bioscience Holdings, Inc.

SUNNYVALE, Calif., April 4, 2013 – Amarantus BioScience, Inc. (OTCQB: AMBS), a biotechnology company discovering and developing treatments and diagnostics for diseases associated with neurodegeneration and apoptosis, today announced it will adopt a holding company structure with separate business units in order to more effectively develop its various assets. Reflecting the change in structure, the corporation will change its name to Amarantus Bioscience Holdings, Inc..

Initially, the Company will form two business units: Amarantus Therapeutics, centered on its patented therapeutic protein Mesencephalic Astrocyte Neurotrophic Factor (MANF), and Amarantus Diagnostics, focused on developing the LymPro Blood Test for Alzheimer’s disease and the NuroPro Blood Test for Parkinson’s disease. Currently, MANF is in preclinical testing as a potentially disease-modifying treatment for Parkinson’s disease, and the two diagnostic tests are being prepared for Phase 2 studies. The Company will also evaluate the acquisition/in- licensure of clinical -stage drug candidate to complement MANF within the Amarantus Therapeutics subsidiary, and may evaluate additional strategic significantly undervalued opportunities over time using its deep industry knowledge and connections.

“While our near-term development objectives remain the same, the new structure will allow us to allocate capital more efficiently, and form management teams specific to each business or product line,” said Gerald E. Commissiong, President and Chief Executive Officer of Amarantus BioScience. “We will also be able to create new business units to leverage other assets we already own, such as our PhenoGuard Protein Discovery platform, or that we may acquire. Additionally, we have decided not to spinoff Amarantus Diagnostics at this time, and will re-evaluate the potential spinoff of various business units as the situation with each entity unfolds.”

In conjunction with the new business structure and name change, the Company’s common stock will be given a new CUSIP code for the clearing and settlement of trades following confirmation with the various authorities. The Company will disclose the exact timing of this change in a future regulatory filing once final timing information available.

About Amarantus BioScience

Amarantus BioScience, Inc. is a development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat and/or diagnose Parkinson's disease, Traumatic Brain Injury, Ischemic Heart Disease and other human diseases. The Company owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. The Company also is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property and licenses for the diagnosis of Parkinson's disease and Alzheimer's disease. For further information please visit www.Amarantus.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible progress of the MANF technology in testing for Parkinson’s disease, as well as statements about expectations, plans and prospects of the development of Amarantus' diagnostic product candidates for Parkinson’s and Alzheimer’s disease. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks associated with development of therapeutic drug candidates, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Investor/Media Contact

LHA

Don Markley, Senior Vice President

310.691.7100

dmarkley@lhai.com